UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2010
DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction
of incorporation)

1-12935 (Commission File Number)	20-0467835 (IRS Employer Identification No.)

5100 Tennyson Parkway Suite 1200 Plano, Texas (Address of principal executive offices)	75024 (Zip Code)

Registrant’s telephone number, including area code:	(972) 673-2000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On March 31, 2010, Encore Operating, L.P., a wholly-owned subsidiary of Denbury Resources Inc. (NYSE: DNR) (“Denbury”), entered into a purchase and sale agreement with a privately held company, Quantum Resources Management, LLC (“Quantum”), to sell for $900 million (before closing adjustments) certain of Denbury’s oil and natural gas properties recently acquired in the merger of Encore Acquisition Company into Denbury. The properties to be sold are primarily located in the Permian Basin in West Texas and southeastern New Mexico; the Mid-continent area, which includes the Anadarko Basin in Oklahoma, Texas and Kansas; and the East Texas Basin.
The agreement contemplates an effective date of May 1, 2010. As such, operating net revenues after May 1, net of capital expenditures, along with other purchase price adjustments, will be accounted for as an adjustment to the ultimate sales price. The sale is scheduled to close in May 2010, subject to the completion of due diligence and other conditions to closing customary for a transaction of this type.
On March 31, 2010, Quantum transferred to Denbury $45 million as a performance deposit which will be credited to the purchase price at closing. The proceeds from the sale are expected to be used to pay down Denbury’s $1.6 billion bank credit facility, which had $800 million outstanding at March 31, 2010. The borrowing base under Denbury’s bank credit facility may be re-determined as a result of the sale and could potentially be reduced; however, Denbury currently believes that any such reduction would be minor relative to the sale proceeds.
The agreement contains certain termination rights for both Denbury and Quantum, including termination by Denbury or Quantum if: (1) the values attributable to title and environmental defects exceeds 20% of the purchase price; (2) the value of the assets affected by a casualty loss exceeds 20% of the purchase price; or (3) the sum of the values attributable to title and environmental defects, the value of the assets excluded from the transaction due to the exercise of preferential rights, the value of all third party interests in the assets, and the value of the assets affected by casualty losses, exceeds 30% of the base purchase price.
If Quantum does not satisfy its conditions to closing or refuses to timely close the transaction, Denbury may retain the performance deposit as a form of liquidated damages. The agreement may be terminated by either party if closing has not occurred on or before June 30, 2010.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit

Exhibit 99.1	Press release dated April 5, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENBURY RESOURCES INC.
Date: April 6, 2010	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President — Accounting (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press release dated April 5, 2010

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